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                              VIKING MERGER SUB, INC.



                        FORM OF WARRANT FOR THE PURCHASE OF
                      COMMON SHARES OF VIKING MERGER SUB, INC.


NO. __                                                       WARRANT TO PURCHASE
                                                                   ______ SHARES




       THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, VOTING AND OTHER MATTERS AS SET FORTH IN THE INVESTORS' AGREEMENT (AS HEREIN DEFINED), COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY OR ANY SUCCESSOR THERETO.


       FOR VALUE RECEIVED, VIKING MERGER SUB, INC., a Minnesota corporation (the "COMPANY"), hereby certifies that _________________, its successor or permitted assigns (the "Holder"), is entitled, subject to the provisions of this Warrant, to purchase from the Company, at the times specified herein, _____ fully paid and non-assessable shares of common stock of the Company, par value $ 0.01 per share (the "WARRANT SHARES"), at a purchase price per share equal to the Exercise Price (as hereinafter defined). The number of Warrant Shares to be received upon the exercise of this Warrant and the price to be paid for a Warrant Share are subject to adjustment from time to time as hereinafter set forth.

       (a) DEFINITIONS.

       (1) The following terms, as used herein, have the following meanings:

       "AFFILIATE" shall have the meaning given to such term in Rule 12b-2 promulgated under the Securities and Exchange Act of 1934, as amended.

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       "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized by law to close.

       "COMMON SHARE" means a Common Share, par value $0.01, of the Company or other capital stock of the Company that is not preferred as to liquidation or dividends.

       "DULY ENDORSED" means duly endorsed in blank by the Person or Persons in whose name a stock certificate is registered or accompanied by a duly executed stock assignment separate from the certificate with the signature(s) thereon guaranteed by a commercial bank or trust company or a member of a national securities exchange or of the National Association of Securities Dealers, Inc.

       "EXERCISE PRICE" means $0.01 per Warrant Share, as such Exercise Price is adjusted from time to time as provided herein.

       "EXPIRATION DATE" means November 15, 2011 at 5:00 p.m. New York City time.

       "FAIR MARKET VALUE" means, with respect to one Common Share on any date, the Current Market Price Per Common Share for purposes of paragraph (h)(6) hereof.

       "INVESTORS AGREEMENT" means the Investors Agreement dated as of the date hereof among Viking Merger Sub, Inc., DLJ Merchant Banking Partners II, L.P., DLJ Merchant Banking Partners II-A, L.P., DLJ Offshore Partners II, C.V., DLJ Diversified Partners, L.P., DLJ Diversified Partners-A, L.P., DLJ Millennium Partners, L.P., DLJ Millennium Partners-A, L.P., DLJ Funding II, Inc., DLJ EAB Partners, L.P., DLJ ESC II L.P., DLJ First ESC, L.P., DLJ Investment Partners II, L.P., DLJ Investment Funding II, Inc. and the other stockholders listed on the signature pages thereto.

       "PERSON" means an individual, partnership, corporation, limited liability company, trust, joint stock company, association, joint venture, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

       "PRINCIPAL HOLDERS" means, on any date, the holders of at least 25% of the Warrants.

       "SENIOR NOTE WARRANTS" means the warrants attached to the Senior Discount Notes due 2009 of Merrill Corporation issued on or about November 23, 1999.

       "TRANSFER" shall have the meaning assigned to such term in the Investors' Agreement.

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       "WARRANTS" means the Warrants issued to the subscriber under the
Subscription Agreement dated as of the date hereof among the Company and the subscribers listed on the signature pages thereof.

       (2) Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Investors' Agreement.

       (b) EXERCISE OF WARRANT.

                     (1) The Holder is entitled to exercise this Warrant in
              whole or in part at any time, or from time to time, until the Expiration Date or, if such day is not a Business Day, then on the next succeeding day that shall be a Business Day. To exercise this Warrant, the Holder shall execute and deliver to the Company a Warrant Exercise Subscription Form forming a part hereof duly executed by the Holder and payment of the applicable Exercise Price for each Warrant Share subject to such exercise. Upon such delivery and payment, the Holder shall be deemed to be the holder of record of the Warrant Shares subject to such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder. Notwithstanding anything herein to the contrary, in lieu of payment in cash of the applicable Exercise Price, the Holder may elect (i) to receive upon exercise of this Warrant, the number of Warrant Shares reduced by a number of Common Shares having the aggregate Fair Market Value equal to the aggregate Exercise Price for the Warrant Shares, (ii) to deliver as payment, in whole or in part of the aggregate Exercise Price, Common Shares having the aggregate Fair Market Value equal to the aggregate Exercise Price for the Warrant Shares in respect of which the Exercise Price is not being paid in cash or (iii) to deliver as payment, in whole or in part of the aggregate Exercise Price, such number of Warrants which, if exercised, would result in a number of Common Shares having an aggregate Fair Market Value equal to the aggregate Exercise Price for the Warrant Shares in respect of which the Exercise Price is not being paid in cash. Notwithstanding anything to the contrary in this paragraph (b)(1), if the aggregate Fair Market Value of the Common Shares applied or delivered pursuant to (i), (ii) or (iii) above exceeds the aggregate Exercise Price, in no event shall the Holder be entitled to receive any amounts from he Company.

                     (2) The Exercise Price may be paid in cash or by certified or official bank check or bank cashier's check payable to the order of the Company or by any combination of such cash or check. The

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              Company shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares.

                     (3) If the Holder exercises this Warrant in part, this
              Warrant Certificate shall be surrendered by the Holder to the Company and a new Warrant Certificate of the same tenor and for the unexercised number of Warrant Shares shall be executed by the Company. The Company shall register the new Warrant Certificate in the name of the Holder or in such name or names of its transferee pursuant to paragraph (f) hereof as may be directed in writing by the Holder and deliver the new Warrant Certificate to the Person or Persons entitled to receive the same.

                     (4) Upon surrender of this Warrant Certificate in
              conformity with the foregoing provisions, the Company shall transfer to the Holder of this Warrant Certificate appropriate evidence of ownership of Common Shares or other securities or property (including any money) to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, the name or names of the Holder or such transferee as may be directed in writing by the Holder, and shall deliver such evidence of ownership and any other securities or property (including any money) to the Person or Persons entitled to receive the same, including an amount in cash in lieu of any fraction of a share as provided in paragraph (e) below.

       (c) RESTRICTIVE LEGEND. Certificates representing Common Shares issued pursuant to this Warrant shall bear a legend substantially in the form of the legend set forth on the first page of this Warrant Certificate to the extent that and for so long as such legend is required pursuant to the Investors' Agreement or applicable securities laws.

       (d) RESERVATION OF SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of its authorized but unissued Common Shares or other securities of the Company from time to time issuable upon exercise of this Warrant as will be sufficient to permit the exercise in full of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except to the extent set forth in the Investors' Agreement.

       (e) FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant and in lieu of

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delivery of any such fractional share upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Current Market Price Per Common Share (as defined in paragraph (h)(6)) at the date of such exercise.

       The Company further agrees that it will not change the par value of the Common Shares to any higher par value which exceeds the Exercise Price then in effect, and will reduce the par value of the Common Shares upon any event described in paragraph (h) that (i) provides for an increase in the number of Common Shares subject to purchase upon exercise of this Warrant, in inverse proportion to and effective at the same time as such number of shares is increased, but only to the extent that such increase in the number of shares, together with all other such increases after the date hereof, causes the aggregate Exercise Price of all Warrants (without giving effect to any exercise thereof) to be greater than $3,442.63 or (ii) would, but for this provision, reduce the Exercise Price below the par value of the Common Stock.

       (f) EXCHANGE, TRANSFER OR ASSIGNMENT OF WARRANT.

                     (1) This Warrant and the Warrant Shares are subject to the provisions of the Investors' Agreement, including the applicable restrictions on transfer. Each taker and holder of this Warrant Certificate by taking or holding the same, consents and agrees that the registered holder hereof may be treated by the Company and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby. The Holder, by its acceptance of this Warrant, will be subject to the provisions of, and will have the benefits of, the Investors' Agreement to the extent set forth therein, including the applicable transfer restrictions and the registration rights included therein.

                     (2) Subject to compliance with the transfer restrictions
              set forth in the Investors' Agreement and with applicable securities laws, upon surrender of this Warrant to the Company, together with the attached Warrant Assignment Form duly executed, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee or assignees named in such instrument of assignment and, if the Holder's entire interest is not being assigned, in the name of the Holder and this Warrant shall promptly be canceled.

       (g) LOSS OR DESTRUCTION OF WARRANT. Upon receipt by the Company of evidence satisfactory to it (in the exercise of its reasonable discretion) of the loss, theft, destruction or mutilation of this Warrant Certificate,

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and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant Certificate, if mutilated, the Company shall execute and deliver a new Warrant Certificate of like tenor and date.

       (h) ANTI-DILUTION PROVISIONS. The Exercise Price of this Warrant and the number of Common Shares for which this Warrant may be exercised shall be subject to adjustment from time to time upon the occurrence of certain events as provided in this paragraph (h).

                     (1) In case the Company shall at any time after the date
              hereof (i) declare a dividend or make a distribution on Common Shares payable in Common Shares, (ii) subdivide or split the outstanding Common Shares, (iii) combine or reclassify the outstanding Common Shares into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, split, combination or reclassification shall be proportionately adjusted so that, giving effect to paragraph (h)(9), the exercise of this Warrant after such time shall entitle the holder to receive the aggregate number of Common Shares or other securities of the Company (or shares of any security into which such shares of Common Stock have been reclassified pursuant to clause (iii) or (iv) above) which, if this Warrant had been exercised immediately prior to such time, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

                     (2) In case the Company shall issue or sell any Common
              Shares (other than Common Shares issued (I) upon exercise of the Warrants or the Senior Note Warrants, (II) pursuant to any stock option, co-investment or other stock related employee compensation plan of the Company approved by the Company's Board of Directors,
              (III) upon exercise or conversion of any security the issuance of which caused an adjustment under paragraphs (h)(3) or (h)(4) hereof or (IV) in any bona fide registered public offering), the Exercise Price to be in effect after such issuance or sale shall be determined by multiplying the Exercise Price in effect immediately prior to such issuance or sale by a fraction, the numerator of which shall be the sum of (x) the

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              number of Common Shares outstanding immediately prior to the time of such issuance or sale multiplied by the Current Market Price Per Common Share immediately prior to such issuance or sale and (y) the aggregate consideration, if any, to be received by the Company upon such issuance or sale, and the denominator of which shall be the product of the aggregate number of Common Shares outstanding immediately after such issuance or sale and the Current Market Price Per Common Share immediately prior to such issuance or sale but in no event will such fraction exceed 1. In case any portion of the consideration to be received by the Company shall be in a form other than cash, the fair market value of such noncash consideration shall be utilized in the foregoing computation. Such fair market value shall be determined by the Board of Directors of the Company; PROVIDED that if the Principal Holders shall object to any such determination, the Board of Directors shall retain an independent appraiser reasonably satisfactory to the Principal Holders to determine such fair market value. The Holder shall be notified promptly of any consideration other than cash to be received by the Company and furnished with a description of the consideration and the fair market value thereof, as determined by the Board of Directors.

                     (3) In case the Company shall fix a record date for the
              issuance of rights, options or warrants to the holders of its Common Shares or other securities entitling such holders to subscribe for or purchase for a period expiring within 60 days of such record date Common Shares (or securities convertible into Common Shares) at a price per Common Share (or having a conversion price per share of Common Share, if a security convertible into Common Shares) less than the Current Market Price Per Common Share on such record date, the maximum number of Common Shares issuable upon exercise of such rights, options or warrants (or conversion of such convertible securities) shall be deemed to have been issued and outstanding as of such record date and the Exercise Price shall be adjusted pursuant to paragraph (h)(2) hereof, as though such maximum number of Common Shares had been so issued for the aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such Common Shares. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in paragraph (h)(2) hereof. Such adjustment shall be made successively whenever such record date is fixed; and in the event that such rights, options or warrants are not so issued or expire unexercised, or in the event

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              of a change in the number of Common Shares to which the holders of such rights, options or warrants are entitled (other than pursuant to adjustment provisions therein which are no more favorable in their entirety than those contained in this paragraph (h)), the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed, in the former event, or the Exercise Price which would then be in effect if such holder had initially been entitled to such changed number of Common
              Shares, in the latter event.

                     (4) In case the Company shall sell or issue rights, options
              (other than options issued pursuant to a plan described in clause II of paragraph (h)(2)) or warrants (other than Senior Notes Warrants) entitling the holders thereof to subscribe for or purchase Common Shares (or securities convertible into Common Shares) or shall issue convertible securities and the price per Common Share of such rights, options, warrants or convertible securities (including, in the case of rights, options, warrants or convertible securities, the price at which they may be exercised or converted) is less than the Current Market Price Per Common Share, the maximum number of Common Shares issuable upon exercise of such rights, options or warrants or upon conversion of such convertible securities shall be deemed to have been issued and outstanding as of the date of such sale or issuance, and the Exercise Price shall be adjusted pursuant to paragraph (h)(2) hereof as though such maximum number of Common Shares had been so issued for an aggregate consideration equal to the aggregate consideration paid for such rights, options, warrants or convertible securities and the aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such Common Shares. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in paragraph (h)(2) hereof. Such adjustment shall be made successively whenever such rights, options, warrants or convertible securities are issued; and in the event that such rights, options or warrants expire unexercised, or in the event of a change in the number of shares of Common Shares to which the holders of such rights, options, warrants or convertible securities are entitled (other than pursuant to adjustment provisions therein which are no more favorable in their entirety than those contained in this paragraph (h)), the Exercise Price shall again be adjuted to be the Exercise Price which would then be in effect if such rights, options, warrants or convertible securities had not been issued, in the former event, or the Exercise Price which would then be in effect if such holders

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              had initially been entitled to such changed number of Common
              Shares, in the latter event. No adjustment of the Exercise Price shall be made pursuant to this paragraph (h)(4) to the extent that the Exercise Price shall have been adjusted pursuant to paragraph (h)(3) upon the setting of any record date relating to such rights, options, warrants or convertible securities and such adjustment fully reflects the number of Common Shares to which the holders of such rights, options, warrants or convertible securities are entitled and the price payable therefor.

                     (5) In case the Company shall fix a record date for the
              making of a distribution to holders of Common Shares (including any such distribution made in connection with a consolidation or merger, other than the merger referred to in paragraph (o), in which the Company is the continuing corporation) of evidences of indebtedness, cash, assets or other property (other than dividends payable in Common Shares or rights, options or warrants referred to in, and for which an adjustment is made pursuant to, paragraphs
              (h)(3) or (h)(4) hereof), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price Per Common Share on such record date, less the fair market value (determined as set forth in paragraph (h)(2) hereof) of the portion of the assets, cash, other property or evidence of indebtedness so to be distributed which is applicable to one Common Share, and the denominator of which shall be such Current Market Price Per Common Share. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

                     (6) For the purpose of any computation under paragraph (e)
              or paragraph (h)(2), (3), (4) or (5) hereof, on any determination date, the Current Market Price Per Common Share shall be deemed to be the average (weighted by daily trading volume) of the Daily Prices (as defined below) per Common Share for the 20 consecutive trading days ending three days prior to such date. "DAILY PRICE" means (1) if the Common Shares then are listed and traded on the New York Stock Exchange, Inc. ("NYSE"), the closing price on such day as reported on the NYSE Composite Transactions Tape; (2) if the Common Shares then are not listed and traded on the NYSE, the closing price on such day as reported by the principal national securities exchange on which the shares

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              are listed and traded; (3) if the Common Shares then are not listed and traded on any such securities exchange, the last reported sale price on such day on the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"); (4) if the Common Shares then are not listed and traded on any such securities exchange and not traded on the NASDAQ National Market, the average of the highest reported bid and lowest reported asked price on such day as reported by NASDAQ; or (5) if such shares are not listed and traded on any such securities exchange, not traded on the NASDAQ National Market and bid and asked prices are not reported by NASDAQ, then the average of the closing bid and asked prices, as reported by The Wall Street Journal for the over-the-counter market. If on any determination date the Common Shares are not quoted by any such organization, the Current Market Price Per Common Share shall be the fair market value of such shares on such determination date as determined by the Board of Directors, without regard to considerations of the lack of liquidity, applicable regulatory restrictions or any of the transfer restrictions or other obligations imposed on such shares set forth in the Investors' Agreement. If the Principal Holders shall object to any determination by the Board of Directors of the Current Market Price Per Common Share, the Current Market Price Per Common Share shall be the fair market value per Common Share as determined by an independent appraiser retained by the Company at its expense and reasonably acceptable to the Principal Holders. For purposes of any computation under this paragraph (h), the number of Common Shares outstanding at any given time shall not include shares owned or held by or for the account of the Company.

                     (7) No adjustment in the Exercise Price shall be required
              unless such adjustment would require an increase or decrease of at least one percent in such price; PROVIDED that any adjustments which by reason of this paragraph (h)(7) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph (h) shall be made to the nearest one hundredth of a cent or to the nearest hundredth of a share, as the case may be.

                     (8) In the event that, at any time as a result of the
              provisions of this paragraph (h), the holder of this Warrant upon subsequent exercise shall become entitled to receive any shares of capital stock or other securities of the Company other than Common Shares, the number of such other shares so receivable upon exercise of this Warrant shall thereafter be subject to

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              adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

                     (9) Upon each adjustment of the Exercise Price as a result of the calculations made in paragraphs (h)(1), (2), (3), (4) or
              (5) hereof, the number of shares for which this Warrant is exercisable immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Common Shares obtained by (i) multiplying the number of shares covered by this Warrant immediately prior to this adjustment of the number of shares by the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

                     (10) The Company shall notify all Holders of the fixing of a record date for the purpose of payment of a cash dividend to holders of Common Shares as soon as reasonably practicable, but in no event less than 20 days prior to any such record date.

                     (11) Not less than 10 nor more than 30 days prior to the
              record date or effective date, as the case may be, of any action which requires or might require an adjustment or readjustment pursuant to this paragraph (h), the Company shall forthwith file in the custody of this Secretary or an Assistant Secretary at its principal executive office and with its stock transfer agent or its warrant agent, if any, an officers' certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officers' certificate shall be signed by the chairman, president or chief financial officer of the Company and by the secretary or any assistant secretary of the Company. Each such officers' certificate shall be made available at all reasonable times for inspection by the Holder or any holder of a Warrant executed and delivered pursuant to paragraph (f) and the Company shall, forthwith after each such adjustment, mail a copy, by first-class mail, of such certificate to the Holder.

                     (12) The Holder shall, at its option, be entitled to
              receive, in lieu of the adjustment pursuant to paragraph (h)(5) otherwise required thereof, on the date of exercise of the Warrants, the evidences of indebtedness, other securities, cash, property or other assets which such Holder would have been entitled to receive if it had exercised its Warrants for Common Shares immediately prior

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              to the record date with respect to such distribution.  The
              Holder may exercise its option under this paragraph (h)(12) by delivering to the Company a written notice of such exercise within seven days of its receipt of the certificate of adjustment required pursuant to paragraph (h)(11) to be delivered by the Company in connection with such distribution.

       (i) CONSOLIDATION, MERGER, OR SALE OF ASSETS. In case of any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding Common Shares) or any sale or transfer of all or substantially all of the assets of the Company or of the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, the Holder shall have the right thereafter to exercise this Warrant for the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of Common Shares for which this Warrant may have been exercised immediately prior to such consolidation, merger, sale or transfer, assuming (i) such holder of Common Shares is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("CONSTITUENT PERSON"), or an Affiliate of a constituent Person and (ii) in the case of a consolidation, merger, sale or transfer which includes an election as to the consideration to be received by the holders, such holder of Common Shares failed to exercise its rights of election, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each Common Share held immediately prior to such consolidation, merger, sale or transfer by a Person other than a constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("NON-ELECTING SHARE"), then for the purpose of this paragraph (i) the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Adjustments for events subsequent to the effective date of such a consolidation, merger and sale of assets shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. In any such event, effective provisions shall be made in the certificate or articles of incorporation of the resulting or surviving corporation, in any contract of sale, conveyance, lease or transfer, or otherwise so that the provisions set forth herein for the protection of the rights of the Holder shall thereafter continue to be applicable; and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon exercise, such shares of stock, other securities, cash and property. The provisions of this paragraph (i) shall similarly apply to

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successive consolidations, mergers, sales, leases or transfers.
Notwithstanding the foregoing provisions of this paragraph (i), the treatment of this Warrant in connection with the merger of the Company with and into Merrill Corporation shall be governed by paragraph (o).

       (j) NOTICES. Any notice, demand or delivery authorized by this Warrant Certificate shall be in writing and shall be given to the Holder or the Company as the case may be, at its address (or telecopier number) set forth below, or such other address (or telecopier number) as shall have been furnished to the party giving or making such notice, demand or delivery:

          If to the Company:    Viking Merger Sub, Inc.
                                c/o   DLJ Merchant Banking Partners II, L.P.
                                277 Park Avenue
                                New York, NY 10172
                                Telecopy: 212-892-7272
                                Attention: William F. Dawson, Jr.

         If to the Holder:      To the address of such holder set forth on
                                the signature page hereof.

       Each such notice, demand or delivery shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified herein and the intended recipient confirms the receipt of such telecopy or (ii) if given by any other means, when received at the address specified herein.

       (k) RIGHTS OF THE HOLDER. Prior to the exercise of any Warrant, the Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote, to receive dividends or other distributions or to receive any notice of meetings of shareholders or any notice of any proceedings of the Company except as may be specifically provided for herein.

       (l) REGISTRATION RIGHTS. The Holder of this Warrant is entitled to the registration rights relating to the Warrants and the Warrant Shares set forth in the Investors' Agreement.

       (m) GOVERNING LAW. THIS WARRANT CERTIFICATE AND ALL RIGHTS ARISING HEREUNDER SHALL BE CONSTRUED AND DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS AND THE PERFORMANCE THEREOF SHALL BE GOVERNED AND ENFORCED IN ACCORDANCE WITH SUCH LAWS.

       (n) AMENDMENTS; WAIVERS. Any provision of this Warrant Certificate may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Holder and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

       (o) CONVERSION UPON MERGER. In lieu of the provisions of paragraph (i), upon the consummation of the merger of the Company with and into Merrill Corporation on the date hereof pursuant to the Agreement and Plan of Merger dated as of July 14, 1999 between the Company and Merrill Corporation, as amended, this Warrant shall automatically and without further action on the part of the Holder constitute a Warrant to acquire shares of voting Class B common stock $.01 per share of Merrill Corporation on the terms and conditions as are set forth herein.

       IN WITNESS WHEREOF, the Company has duly caused this Warrant Certificate to be signed by its duly authorized officer and to be dated as of November 23, 1999.


                            VIKING MERGER SUB, INC.



                            By:___________________________
                            Name:
                            Title:



Acknowledged and Agreed:

[HOLDER]


By: ___________________________
       Name:
       Title:

      [Address]

                              WARRANT SUBSCRIPTION FORM



To:    Viking Merger Sub, Inc.

       The undersigned irrevocably exercises the Warrant for the purchase of ___________ Common Shares (the "SHARES"), par value $0.01 per share, of Viking Merger Sub, Inc. (the "COMPANY") at $_____ per Share (the Exercise Price currently in effect pursuant to the Warrant) and herewith makes payment of $___________ (such payment being made in cash or by certified or official bank or bank cashier's check payable to the order of the Company or by any permitted combination of such cash or check), all on the terms and conditions specified in the within Warrant Certificate, surrenders this Warrant Certificate and all right, title and interest therein to the Company and directs that the Shares deliverable upon the exercise of this Warrant be registered or placed in the name and at the address specified below and delivered thereto.

                                         -OR-

       The undersigned irrevocably exercises the Warrant for the purchase of ___________ Common Shares (the "SHARES"), par value $0.01 per share, of Viking Merger Sub, Inc. (the "COMPANY") at $_____ per Share (the Exercise Price currently in effect pursuant to the Warrant) (provided that in lieu of payment of $_________, the undersigned will receive a number of Shares reduced by a number of Common Shares having an aggregate Fair Market Value (as defined in the Warrant) equal to the aggregate Exercise Price for the Shares), all on the terms and conditions specified in the within Warrant Certificate, surrenders this Warrant Certificate and all right, title and interest therein to the Company and directs that the Shares deliverable upon the exercise of this Warrant be registered or placed in the name and at the address specified below and delivered thereto.

                                         -OR-

       The undersigned irrevocably exercises the Warrant for the purchase __________ Common Shares (the "SHARES"), par value $0.01 per share, of Viking Merger Sub, Inc. (the "COMPANY") at $_______ per Share (the Exercise Price currently in effect pursuant to the Warrant), and herewith makes payment of $_____ of the aggregate Exercise Price for the Shares in cash, certified or official bank or bank cashier's check (or a combination of cash and check), and herewith delivers as payment of $____ of the aggregate Exercise Price that number of Common Shares having an aggregate Fair Market Value (as defined in the Warrant) equal to such non-cash portion of the aggregate Exercise Price for the Shares, all on the terms and conditions specified in the within Warrant Certificate, surrenders this Warrant Certificate and all right, title and interest therein to the

Company and directs that the Shares deliverable upon the exercise of this Warrant be registered or placed in the name and at the address specified below and delivered thereto.

                                         -OR-

       The undersigned irrevocably exercises the Warrant for the purchase of __________ Common Shares, par value $0.01 per share, of Viking Merger Sub, Inc. (the "COMPANY") at $____ per share (the Exercise Price currently in effect pursuant to the Warrant), and herewith makes payment of $_____ of the aggregate Exercise Price for the Shares in cash, certified or official bank or bank cashier's check (or a combination of cash and check), and herewith delivers as payment of $____ of the aggregate Exercise Price that number of Warrants which, if exercised, would result in a number of Common Shares having an aggregate Fair Market Value (as defined in the Warrant) equal to such non-cash portion of the aggregate Exercise Price for the Shares, all on the terms and conditions specified in the within Warrant Certificate, surrenders this Warrant Certificate and all right, title and interest therein to the Company and directs that the Shares deliverable upon the exercise of this Warrant be registered or placed in the name and at the address specified below and delivered thereto.


       Date: __________ __, ____.


                            ________________________________
                                   (Signature of Owner)
                            ________________________________
                                   (Street Address)
                            ________________________________
                                   (City) (State) (Zip Code)

       Securities and/or check to be issued to:

       Please insert social security or identifying number:

       Name:

       Street Address:

       City, State and Zip Code:

       Any unexercised portion of the Warrant evidenced by the

       within Warrant Certificate to be issued to:


       Please insert social security or identifying number:

       Name:

       Street Address:

       City, State and Zip Code:

                               WARRANT ASSIGNMENT FORM


                                                       Dated__________________


       FOR VALUE RECEIVED,____________________________________________________


       hereby sells, assigns and transfers unto,

       _______________________________________________________(the "ASSIGNEE"),
       (please type or print in block letters)


       ________________________________________________________________________
       (insert address)


       its right to purchase up to _____ Common Shares represented by this Warrant and does hereby irrevocably constitute and appoint
       _______________________ Attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.




                              Signature _________________________________